MINING LEASE AND AGREEMENT

      THIS MINING LEASE, (the "Lease"), is made and entered into as of the 14th date of May, 1998, by and between ROGER C. RYAN, Executor for the Estate of CONSTANCE P. RYAN and as a single man, 17088 SE 58th Street, Belview, WA 98006, SUSAN RYAN, a single woman, 19 East Santa Ana Avenue, Fresno, CA 93704, JOSEPH W. RYAN, a/k/a JOSEPH WARREN RYAN, a single man, 2451 Perkins Lane West, Seattle, WA 98199, and CHARLOTTE FRIIS, a single woman, 4610 92nd Ave. SE, Mercer Island, WA 98040, hereinafter called "Lessor" (whether one or more) and GeoResources, Inc., a Colorado corporation, P. O. Box 1505, Williston, ND 58802-1505, hereinafter called
Lessee:

      WHEREAS, Lessor is the owner of interests in the following described land in Williams County, North Dakota:

                    Township 154 North, Range 100 West
                    Section 8:     SE1/4SW1/4
                    Section 17:    E1/2NW1/4, SW1/4NW1/4

                    containing 160 acres, more or less
                    (the "Leased Premises");

      AND WHEREAS, it is the desire of both parties hereto that Lessee be permitted the right to mine coal, lignite, or oxidized lignite (hereinafter referred to collectively as "Leonardite") from the Leased Premises;

      NOW, THEREFORE, in consideration of the premises and of mutual obligations here-inafter set forth and subject to the terms, conditions, and covenants hereinafter expressed, the parties hereto agree as follows:

      1. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the exclusive rights to explore and mine the Leased Premises for Leonardite, and to use so much of the surface as may be reasonably required in the exercise of the rights herein granted. Lessee shall have exclusive authority over its operation and shall be the sole judge of choice of mining methods to be employed, of selecting the Leonardite to be mined, and of determining the extent and timing of extraction.

      2. Lessee agrees to tender to Lessor on or before the 20th day of each of the months of January, April, July and October of each and every year so long as this Lease continues in effect production royalties according to the following royalty schedule for any Leonardite mined and removed from the Leased Premises during the three calendar months immediately preceding the payment date month. Lessee shall be responsible for weighing all Leonardite removed from the Leased Premises and shall promptly furnish Lessor copies of all weight receipts if so requested. Lessor shall have the right to test the accuracy of any scale or weighing device used by Lessee, and to inspect and examine any books or records of Lessee relating to the quantity of Leonardite removed from the Leased Premises, all such books and records to be maintained at Lessee's Williston, North Dakota office.

                               ROYALTY SCHEDULE

       At least Fifty-Six Cents ($.56) per ton but for each three calendar month payment period not less than the Producer Price Index (1982 reference base) for all commodities as prepared and published by the United States Department of Labor, Bureau of Labor Statistics, for the middle month of each three month period divided by 105 and multiplied by $0.56.

      3. This Lease shall remain in force for a term of ten (10) years from the 14th day of May, 1998, and ending the 13th day of May, 2008, subject to the condition that on or before the 14th day of May each year beginning May 14, 1998, Lessee tender to Lessor, as advance rental, the sum of One Thousand Dollars ($1,000.00), which shall operate as annual minimum royalty to maintain this lease in force. This rental shall be credited against the first $1,000.00 of any royalties that accrue thereafter during that year.

      4. Lessee shall have the right to build roads necessary for transporting the equipment and materials necessary for its operations; provided, however, that all costs of construction and maintenance of said roads shall be the full responsibility of Lessee.

      5. Lessee agrees to exonerate, hold harmless, and indemnify Lessor from and against any losses, damages, claims, suits, actions, judgments and costs which may arise or grow out of any injury to or death of persons or damage to property arising out of or attributable to negligence, or acts or omissions, or use by Lessee, or its servants, employees, guests, or customers on the Leased Premises. Lessee further agrees to hold harmless, protect, and indemnify Lessor from any claims arising from our asserted or alleged because of water or other pollution in any manner attributable to Lessee's operations.

      6. Lessor is not liable for any damage to any property of Lessee kept or stored on the Leased Premises; all of such property kept or stored on the Leased Premises is so kept or stored at the risk of Lessee only and Lessee shall hold Lessor harmless from any claims arising out of damage to same, including subrogation of any claims by Lessee's insurer, unless the damage was caused by a willful act or the gross negligence of Lessor.

      7. Lessee warrants that its exploring, mining and reclamation operations shall at all times be in full compliance with all laws, statutes, ordinances and regulations of federal, state, county, and municipal governments and agencies, including but not limited to, the North Dakota Public Service Commission rules and regulations for reclamation of surface-mined lands.

      8. Lessee shall conduct its business in such a manner as to insure that no lien, attachment or execution shall in any manner be placed on the Leased Premises, but, if any such lien, attachment or execution shall be so placed, Lessor may at its option, after giving Lessee notice and reasonable opportunity to cure, discharge the same and Lessee shall reimburse Lessor for all costs in connection therewith, with interest at ten percent (10%).

      9. Lessor shall have the right at all reasonable times and at Lessor's risk and expense to inspect the Leased Premises and Lessee's operations thereon.

     10. Lessee shall pay all severance taxes and all taxes on personal property, fixtures, and improvements placed on the Leased Premises by Lessee as such taxes accrue, provided however, that if Lessee fails to pay such taxes when due, Lessor may at its option pay the taxes, and Lessee shall reimburse Lessor for any such payment with interests at ten percent (10%).

     11. Lessor is not required to provide any services or perform any act except as other-wise provided herein, and rent and royalties must be paid without any claim for diminution or abatement, and the fact that Lessee's use of the Leased Premises is disturbed from any cause whatsoever except Lessor's acts shall not in any way suspend, abate or reduce the rental or royalty payments due except as otherwise provided in this Lease.

     12. If this Lease terminates because of default by the Lessee, Lessor shall have a lien upon all personal property and improvements placed on or under the Leased Premises by the Lessee for the amount due under the Lease, and Lessee shall be prohibited from removing same until all such amounts have been paid in full.

     13. Any notice or demand contemplated by this Lease, other than rental and royalty payments, shall be deemed given to Lessor five (5) days after mailed by certified or registered mail, return receipt requested, addressed to:

             Joe Ryan                    Roger Ryan
             2451 Perkins Lane W.        17088 SE 58th St.
             Seattle, WA  98199          Belview, WA  98006

and to Lessee at:

             GeoResources, Inc.
             P. O. Box 1505
             Williston, ND  58802-1505

or to such other address as either party may by notice in writing specify.

     14. (a) This Lease shall be governed by the laws of the State of North Dakota.

          (b) Division of this Lease into sections is for convenience only, and shall not be considered in its interpretation.

          (c) This Lease contains the entire agreement of the parties concerning the Leased Premises and supersedes all prior statements of agreements whether oral or written.

          (d) No waiver of any covenant of this Lease shall be deemed a waiver of any other covenant herein.

     15. It is mutually understood and agreed that Lessee may at any time surrender and terminate this Lease upon giving Lessor thirty
(30) days notice in writing and paying to Lessor all payments due to the effective date of such surrender.

     16. Each obligation and benefit hereunder shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, successors and assigns of the parties, although it is agreed that no change or division in ownership of the rentals or royalties shall operate to enlarge the obligations or diminish the rights of Lessee, and any such change shall not be binding on the Lessee until after Lessee has been furnished with certified copies of monuments of title.

     17. This instrument may be executed in any number of counter parts, each of which shall be considered an original for all purposes.

     IN WITNESS WHEREOF, the Lessor and Lessee have executed this Lease this 19th day of June, 1998, to be effective the day and year first above written.

GEORESOURCES, INC.
                                         /s/  Roger C. Ryan
                                         ROGER C. RYAN

By:  /s/  J. P. Vickers                  /s/  Roger C. Ryan, Executor
     J. P. Vickers, President            ROGER C. RYAN, Executor of the
                                         Estate of CONSTANCE  P. RYAN

                                         /s/  Susan Ryan
ATTEST:                                  SUSAN RYAN

                                         /s/  Joseph W. Ryan
                                         JOSEPH W. RYAN
/s/  Cathy Kruse
     Cathy Kruse, Secretary              /s/  Charlotte Friis
                                         CHARLOTTE FRIIS




          LESSEE                                     LESSOR